SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

QUANTA SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

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☒	No fee required.

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☐
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QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2002

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. will be held at The St. Regis-Houston, 1919 Briar Oaks Lane, Houston, Texas, on May 23, 2002 at 9:00 a.m. local time.

At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.
Election of ten members of our Board of Directors, six by the holders of Common Stock and Series A Convertible Preferred Stock voting together as a class, three by the holders of Series A Convertible Preferred Stock and one by the holders of Limited Vote Common Stock.

The Board recommends a vote FOR the election of the director nominees on the enclosed white proxy card. We urge you not to vote for any individuals that may be nominated by Aquila, Inc. for election by our stockholders and not to execute any proxy card other than a white card.

2.	Any other matters that properly come before the meeting or any adjournments of the meeting.

Our stockholders of record at the close of business on April 29, 2002 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the meeting.

By	Order of the Board of Directors

Da	na A. Gordon
CO	RPORATE SECRETARY

Houston, Texas
April 15, 2002

YOUR VOTE IS IMPORTANT

This annual meeting is of particular importance to all stockholders of Quanta in light of the attempt by Aquila to take control of your Board with a slate of director nominees dominated by affiliates of Aquila. Whether or not you expect to attend, you are requested to vote your shares by signing, dating and returning the enclosed WHITE form of proxy in the envelope provided, which is postage paid if mailed in the United States.

The Board also urges you not to sign any proxy cards sent to you by Aquila. Even if you have previously signed a proxy card sent to you by Aquila, you can revoke it by signing, dating and mailing the enclosed white proxy card in the envelope provided.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares in “street name,” you will be asked to present a copy of your brokerage statement showing your stock ownership as of April 29, 2002.

i

QUANTA SERVICES, INC.
1360 Post Oak Boulevard, Suite 2100
Houston, TX 77056
(713) 629-7600

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2002

We are distributing this proxy statement and the form of proxy beginning on or about April 15, 2002.

ABOUT THE MEETING

What is the purpose of the meeting?

At the meeting, you will act upon a proposal to elect the board of directors.

What is the proxy solicitation by Aquila?

On February 8, 2002, Aquila, Inc. (formerly known as UtiliCorp United Inc.) announced its intention to conduct a proxy solicitation to replace the members of your Board of Directors with a slate of its nominees.

According to Aquila’s amended Schedule 13D filing on February 8, 2002, the Aquila slate “is expected to exhibit and promote business objectives, goals, and values that are reflective of those of [Aquila].” Consistent with that statement, a majority of the nominees on the Aquila slate are officers of Aquila and its subsidiaries.

Who is entitled to vote at the meeting?

Only holders of record of our Common Stock, par value $.00001, Series A Convertible Preferred Stock, par value $.00001, and Limited Vote Common Stock, par value $.00001, at the close of business on April 29, 2002, the record date for the meeting, are entitled to notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock?

Each share of Common Stock is entitled to one vote on each matter for which it may vote, each share of Series A Convertible Preferred Stock is entitled to five votes on each matter for which it may vote and each share of Limited Vote Common Stock is entitled to one-tenth of one vote on each matter for which it may vote.

With respect to the election of directors, holders of Common Stock and Series A Convertible Preferred Stock voting together will elect six directors. Holders of Series A Convertible Preferred Stock voting as a class will elect three directors and holders of Limited Vote Common Stock voting as a class will elect one director.

On all other matters, holders of Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock will vote together.

Who can attend the meeting?

All stockholders of record as of April 29, 2002, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

How do I vote?

You may vote your shares by signing and dating the enclosed white proxy card and returning it in the accompanying envelope.

If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

The Board, by unanimous approval of all directors other than those designated by Aquila, recommends a vote FOR the election of the director nominees on the enclosed white proxy card. We urge you NOT to vote for any individuals that may be nominated by Aquila for election by our stockholders and NOT to execute or return any proxy card other than a WHITE card.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a written notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and vote your shares in person, although attendance at the meeting will not by itself revoke a previously granted proxy.

What constitutes a quorum?

With respect to the election of directors, the quorum requirements are as follows:

Class of Stock	Number of Directors to be Elected	Number of Shares Required to be Present in Person or by Proxy for a Quorum
Common Stock and Series A Convertible Preferred Stock, voting together	Six	A majority of the shares entitled to vote
Series A Convertible Preferred Stock	Three	A majority of the shares entitled to vote
Limited Vote Common Stock	One	A majority of the shares entitled to vote

For all other matters, the presence in person or by proxy of the holders of a majority of the shares entitled to be voted by holders of the Common Stock, Series A Convertible Preferred Stock and Limited Vote Common Stock in the aggregate will constitute a quorum. As of April 10, 2002, 67,985,950 shares of Common Stock, 3,444,961 shares of Series A Convertible Preferred Stock and 1,110,350 shares of Limited Vote Common Stock were outstanding and entitled to vote. Properly executed proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present for purposes of determining whether a quorum is present at the meeting.

What vote is required to approve each item to be voted on at the meeting?

With respect to the election of directors, the vote requirements are as follows:

Class of Stock	Number of Directors to be Elected	Vote Required to Elect Directors
Common Stock and Series A Convertible Preferred Stock, voting together	Six	Plurality of the aggregate votes cast
Series A Convertible Preferred Stock	Three	Plurality of the votes cast
Limited Vote Common Stock	One	Plurality of the votes cast

Any other matter properly coming before the meeting will be decided by a majority of the votes entitled to vote on that matter, with all classes of stock voting together.

A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted. Accordingly, an abstention will have no effect on the election of directors but will have the effect of a negative vote on any other matter properly coming before the meeting.

Under New York Stock Exchange rules, if you hold shares in “street name” through a broker or other nominee, your broker or nominee will not have voting discretion to vote shares without instructions from you with respect to the election of directors. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted in the election of directors and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum present.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board, by unanimous approval of all directors other than those designated by Aquila, recommends a vote of “FOR” each of the proposed directors on the enclosed white proxy. The Board urges you NOT to vote for any individuals that may be nominated by Aquila for election by holders of our Common Stock and Series A Convertible Preferred Stock, voting together, and NOT to return any proxy card sent to you by Aquila. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one white proxy card. We encourage you to vote each white proxy card that you receive. In addition, Aquila will send proxy cards to you that are a different color. We urge you to NOT vote or return any proxy card other than a white card.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

All share amounts and per share amounts in this proxy statement have been adjusted to give effect to a 3-for-2 stock split, payable as a stock dividend, declared by the Board of Directors on March 8, 2000 and paid on April 7, 2000 to stockholders of record as of March 27, 2000.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 10, 2002 unless otherwise indicated, with respect to each person known by Quanta to be the beneficial owner of more than 5% of our outstanding shares of Quanta’s Series A Convertible Preferred Common Stock, Common Stock or Limited Vote Common Stock.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned	Percent of Class
Aquila, Inc.	Series A Convertible Preferred Stock	3,444,961	100.0%
20 West Ninth Street	Common Stock(1)	29,243,179	34.32%
Kansas City, Missouri 64105

Quanta Services, Inc., Stock Employee Compensation Trust	Common Stock(2)	7,964,750	11.72%
c/o Wachovia Bank, N.A., Trustee
One West Fourth Street, NC 6251
Winton-Salem, North Carolina 27012

Vincent D. Foster	Limited Vote Common Stock	191,698	17.26%
1300 Post Oak Blvd., Suite 800	Common Stock(3)	152,321	*
Houston, Texas 77056

William G. Parkhouse	Limited Vote Common Stock(4)	185,632	16.72%
5901 Fox Chapel Road
Austin, Texas 78746

Parkhouse Family Irrevocable Trust	Limited Vote Common Stock	139,176	12.53%
c/o Robert M. Collie Andrews, Kurth, Mayor, Day, Caldwell & Keeton
700 Louisiana, Suite 1900
Houston, Texas 77002

Midwest Acquisition Support, LLC	Limited Vote Common Stock	100,000	9.01%
4040 San Felipe, Suite 155	Common Stock(5)	3,010	*
Houston, Texas 77027

James C. Thomas	Limited Vote Common Stock	74,465	6.71%
4040 San Felipe, Suite 155
Houston, Texas 77027

James H. & Constance Haddox	Limited Vote Common Stock	70,000	6.30%
9141 Briar Forest	Common Stock(6)	202,155	*
Houston, Texas 77024

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned	Percent of Class

Steven P. Colmar Colmar Industries 603 W. 13th, Suite 1A-247 Austin, Texas 78701	Limited Vote Common Stock	59,904	5.40%

*	Percentage of shares does not exceed 1%.
(1)
Based on Amendment No. 25 to the Schedule 13D of Aquila, Inc. dated March 26, 2002. Includes 17,224,805 shares of Common Stock issuable upon the conversion of 3,444,961 shares of Series A Convertible Preferred Stock. The percentage ownership assumes conversion of the Series A Convertible Preferred Stock.

(2)
Quanta entered into a Trust Agreement, dated March 13, 2002, with Wachovia Bank, N.A., as trustee, pursuant to which the parties established the Quanta Services, Inc. Stock Employee Compensation Trust (the “SECT”) to fund future employee benefit obligations of Quanta using Quanta’s common stock. Pursuant to the Common Stock Purchase Agreement, dated March 13, 2002, between Quanta and Wachovia Bank, N.A., as trustee, Quanta sold eight million shares of Quanta common stock to the SECT in exchange for a promissory note and a nominal cash amount. The SECT will terminate on July 1, 2017, or any earlier date on which the note is paid in full. However, the Board of Directors of Quanta may terminate the SECT at any earlier time, and the SECT will terminate automatically upon Quanta giving the SECT trustee notice of a change of control to Quanta. As of April 10, 2002, the SECT held 7,964,750 shares of Common Stock, which represented 9.35% of the voting power of the Common Stock and Series A Convertible Preferred Stock on that date and as to which the SECT may be deemed to have shared and dispositive power.

The Trust Agreement contains pass-through voting and tendering provisions that are structured such that participants in Quanta’s broad-based Employee Stock Purchase Plan (other than directors of Quanta) determine the manner in which stock held by the trustee under the SECT is voted and tendered. The results of each individual’s vote are maintained confidentially by the Trustee.

(3)
Includes 134,171 shares of Common Stock which may be acquired by Mr. Foster within 60 days of April 10, 2002, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power. Also includes 4,500 shares of Common Stock owned by Main Street Equity Ventures II, L.P., of which Mr. Foster disclaims beneficial ownership.

(4)	Does not include 139,176 shares of Limited Vote Common Stock held in trust for members of Mr. Parkhouse’s family, of which he disclaims beneficial ownership.
(5)	Includes 3,010 shares of Common Stock which may be acquired by Midwest Acquisition Support, LLC within 60 days of April 10, 2002, through the exercise of stock options.
(6)	Includes 200,000 shares of Common Stock which may be acquired by Mr. Haddox within 60 days of April 10, 2002, and 2,155 shares of Common Stock owned by Mr. Haddox individually.

Security Ownership of Management

The following table sets forth information, as of April 10, 2002, with respect to the number of shares of Common Stock and Limited Vote Common Stock beneficially owned by (i) each of our Directors, including each nominee for election as a Director, (ii) each of our executive officers named in the Summary Compensation Table and (iii) all of our Directors and executive officers as a group.

	Shares of Limited Vote Common Stock Beneficially Owned		Shares of Common Stock Beneficially Owned(1)
Name	Number	Percent of Class	Number		Percent of Class
John R. Colson	—	—	2,324,326	(2)	3.42%
John R. Wilson	—	—	685,237	(3)	1.01%
Gary A. Tucci	—	—	549,003	(4)	*
Vincent D. Foster	191,698	17.26%	152,321	(5)	*
James H. Haddox	70,000	6.30%	202,155	(6)	*
Peter T. Dameris	—	—	109,433	(7)	*
Elliott C. Robbins	—	—	102,493	(8)	*
Robert K. Green	—	—	30,000	(9)	*
James R. Ball	29,625	2.67%	45,000	(10)	*
Terrence P. Dunn	—	—	20,000	(11)	*
Jerry J. Langdon	—	—	15,000	(12)	*
Louis C. Golm	—	—	15,000	(13)	*
Keith G. Stamm	—	—	—		—
All directors and executive officers as a group (20 persons)(14)	328,823	29.61%	4,801,071	(14)	7.06%

*	Percentage of shares does not exceed 1%.
(1)
The share numbers in this table do not include any shares over which executive officers of Quanta as participants in Quanta’s broad-based Employee Stock Purchase Plan, may influence voting under the SECT, and beneficial ownership of such shares by such executive officers is disclaimed. Directors who are participants in the Employee Stock Purchase Plan will not be included in the voting of the SECT.

(2)
Includes 244,003 shares of Common Stock held by Mr. Colson which may be acquired within 60 days of April 10, 2002, through the exercise of stock options, and 13,500 shares over which Messrs. Colson and Foster share voting and dispositive power.

(3)	Includes 85,237 shares of Common Stock held by Mr. Wilson which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(4)	Includes 81,752 shares of Common Stock held by Mr. Tucci which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(5)
Includes 134,171 shares of Common Stock held by Mr. Foster which may be acquired within 60 days of April 10, 2002, through the exercise of stock options and 13,500 shares of Common Stock over which Messrs. Colson and Foster share voting and dispositive power. Also includes 4,500 shares of Common Stock owned by Main Street Equity Ventures II, L.P., of which Mr. Foster disclaims beneficial ownership.

(6)	Includes 200,000 shares of Common Stock held by Mr. Haddox which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(7)	Includes 43,750 shares of Common Stock held by Mr. Dameris which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(8)	Includes 70,000 shares of Common Stock held by Mr. Robbins which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(9)
Includes 30,000 shares of Common Stock held by Mr. Green which may be acquired within 60 days of April 10, 2002, through the exercise of stock options. Does not include phantom stock units with respect to 26,768 shares of Common Stock, as disclosed in Aquila, Inc.’s preliminary proxy statement filed with the Securities and Exchange Commission on April 3, 2002.

(10)	Includes 37,500 shares of Common Stock held by Mr. Ball which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.

(11)	Includes 15,000 shares of Common Stock held by Mr. Dunn which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(12)	Includes 15,000 shares of Common Stock held by Mr. Langdon which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(13)	Includes 15,000 shares of Common Stock held by Mr. Golm which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.
(14)	Includes 1,217,976 shares of Common Stock which may be acquired within 60 days of April 10, 2002, through the exercise of stock options.

PROPOSAL:    ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2002 annual meeting. The Board of Directors proposes that the following nominees, all of whom except Mr. Stamm are currently serving as directors, be elected for a new term of one year and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election by each class of shares entitled to vote are:

Nominees for Election by the Holders of Common Stock and Series A Convertible Preferred Stock:

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	59	Director	1998
John R. Colson	54	Chief Executive Officer, Director	1998
Louis C. Golm	60	Director	2001
Jerry J. Langdon	50	Director	2001
Gary A. Tucci	45	Regional Vice President, President of Potelco, Inc., Director	1998
John R. Wilson	52	Senior Vice President, President of PAR Electrical Contractors, Inc., Director	1998

Nominees for Election by the Holder of Series A Convertible Preferred Stock:

Name	Age	Position(s) with Quanta	Director Since
Terrence P. Dunn	54	Director	2001
Robert K. Green	40	Director	1999
Keith G. Stamm	41	Nominee	N/A

Nominee for Election by the Holders of Limited Vote Common Stock:

Name	Age	Position(s) with Quanta	Director Since
Vincent D. Foster	45	Chairman of the Board of Directors	1998

James R. Ball has been a member of the Board of Directors since 1998 and has been a private investor and an industry consultant with J. R. Ball Investments since 1995. He has served on the board of directors of The Carbide/Graphite Group, Inc., a producer of graphite electrode specialties products, since 1994. Mr. Ball holds a Masters of Science in Management degree.

John R. Colson has been a member of the Board of Directors since 1998 and has served as our Chief Executive Officer since December 1997. He joined PAR Electrical Contractors, Inc. (“PAR”), now a subsidiary of Quanta, in 1971 and served as its President from 1991 to December 1997. He is currently governor of the Missouri Valley chapter of the National Electrical Contractors Association, a regent of the Electrical Contracting Foundation, and a director of U. S. Concrete, Inc., a ready-mixed concrete manufacturer and distributor.

Terrence P. Dunn has been a member of the Board of Directors since 2001 and has served as President and Chief Executive Officer of Dunn Industries, Inc. since 1986. Mr. Dunn serves as the Chairman of the Board of the Federal Reserve Bank of Kansas City, the Heart of America United Way and a director of Dunn Industries. Mr. Dunn holds an M.B.A. degree.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Senior Managing Director of Main Street Equity Ventures (and its predecessor firm), a venture capital firm, since 1997. From 1988 through 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP (“Arthur Andersen”) and the Director of the Corporate Finance and Mergers and Acquisitions practices of Arthur Andersen for the southwestern U.S. Mr. Foster is also a director of U. S. Concrete, Inc., Carriage Services, Inc., Fabrication Technologies Corp. and DPGI, Inc., a subsidiary of Dynegy, Inc. Mr. Foster holds a J.D. degree and is a Certified Public Accountant.

Louis C. Golm has been a member of the Board of Directors since 2001. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. From 1997 to 1999, Mr. Golm served as President of AirTouch International, a division of AirTouch Communications. From 1994 until 1997, he served as President and Chief Executive Officer of AT&T—Japan. Mr. Golm serves as a director of SBS Technologies, Kirusa and the Japan Society of Northern California. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree.

Robert K. Green has been a member of the Board of Directors since 1999. Since January 2002, Mr. Green has served as President and Chief Executive Officer of Aquila. From February 1996 to January 2002, he served as President and Chief Operating Officer of Aquila and from December 1999 to January 2002 as Chairman of Aquila Merchant Services, Inc., a wholly owned Aquila subsidiary. Mr. Green previously served as Chairman of United Energy Limited and UnitedNetworks Limited, Aquila’s principal utility operations in Australia and New Zealand. Mr. Green serves on the board of directors of United Missouri Bank and eScout. Mr. Green holds a J.D. degree.

Jerry J. Langdon has been a member of the Board of Directors since 2001. He has served as the President of EPGT Texas Pipeline, L.P. since 2001. He served as the Managing Partner and Chief Operating Officer of CARLANG Partners, L.P. from 1999 to 2001, the President and Chief Executive Officer of Republic Gas Corporation from 1993 to 2001 and a Principal of the Energy Transfer Group from 1998 to 2001. From 1996 to 1998, Mr. Langdon served as the President and Chief Executive Officer of Mid-Louisiana Gas Company. From 1994 to 1998, he served as the President of Republic Gas Partners, L.L.C. Mr. Langdon has served as a director of the Gas Industry Standards Board since 1999.

Keith G. Stamm is a director nominee. He has served as President and Chief Operating Officer of Aquila’s Global Networks Group since November 2001. From January 2000 to November 2001, Mr. Stamm was Chief Executive Officer of Aquila Merchant Services, Inc., a wholly owned Aquila subsidiary. He serves as Chairman of United Energy, an Australian electric and natural gas service company of which Aquila owns 34%, and as Chairman of UnitedNetworks, an electricity and natural gas line company that is 55% owned by Aquila. From 1997 to 2000, Mr. Stamm was Chief Executive Officer of Utility Energy. Mr. Stamm is a certified Professional Engineer and holds an M.B.A. degree.

Gary A. Tucci has been a member of the Board of Directors since 1998 and has served as a Regional Vice President of Quanta since August 1998. Mr. Tucci joined Potelco, Inc., now a subsidiary of Quanta, in 1975 and has served as its President since 1988. He is a member of the Joint NECA/International Brotherhood of Electrical Workers Apprenticeship and Training Committee as well as the National Labor Relations Board.

John R. Wilson has been a member of the Board of Directors since 1998. He has served as a Senior Vice President of Quanta since June 2001, as a Regional Vice President from April 1999 until June 2001, and as President of PAR since 1997. Mr. Wilson joined PAR in 1977 and served as an Executive Vice President from 1991 to 1997.

We recommend a vote FOR the election of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND COMMITTEES

Director Meetings

During the year ended December 31, 2001, the Board of Directors held nine meetings and acted by unanimous written consent seven times. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they serve during the periods for which they have served as a director, except for Messrs. Green and Dunn who each attended 55% of such meetings.

The standing Committees of the Board are as follows:

Committee	Members	Number of Meetings During 2001	Duties of the Committee Include:
Audit Committee	Terrence P. Dunn James R. Ball Jerry J. Langdon	Seven
•   Make recommendations regarding the selection of independent auditors
•   Review the results and scope of the audit and other services provided by the independent auditors
•   Evaluate Quanta’s financial and accounting control functions

Compensation Committee	James R. Ball Louis C. Golm Jerry J. Langdon Vincent D. Foster	Three
•   Administer the incentive compensation plans and the issuance of stock and granting of stock options under Quanta’s 1997 Stock Option Plan
•   Determine salaries for executive officers and incentive compensation for senior employees and other key management personnel

Nominating Committee	James R. Ball Vincent D. Foster Louis C. Golm	Three
•   Make recommendations regarding the nature and duties of the Board and its committees
•   Establish criteria for membership of the Board and its committees
•   Make recommendations regarding persons to be nominated for election or re-election to the Board and its committees
•   Evaluate policies regarding the recruitment of directors
•   Review and comment upon the CEO’s nominations for executive officers

Acquisitions Committee	John R. Colson Vincent D. Foster Gary A. Tucci	None(1)	• Review and monitor the strategic direction of Quanta’s acquisition program • Approve acquisitions of companies within certain financial parameters

Small Acquisitions Committee	John R. Colson Vincent D. Foster	None(1)	• Approve acquisitions of companies within certain financial parameters

(1)	The Acquisitions Committee took action by unanimous written consent two times in 2001 and the Small Acquisitions Committee took action by unanimous written consent six times in 2001.

During 2002, the Board examined the composition of the Audit Committee in light of the New York Stock Exchange rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the Exchange’s rules. The Board of Directors has adopted a charter for the Audit Committee, which complies with the Exchange’s rules.

The Nominating Committee considers recommendations by Aquila, the sole holder of Series A Convertible Preferred Stock, for the three directors to be elected by Aquila. The Nominating Committee will also consider director nominations made by stockholders in compliance with the guidelines set forth by the Securities and Exchange Commission and our bylaws. For a discussion of these guidelines, see “Stockholder Proposals for the 2003 Annual Meeting.”

Director Compensation

Directors who also are employees of Quanta or any of our subsidiaries do not receive additional compensation for serving as directors. Each non-employee director receives a fee for attendance at each meeting of the Board of Directors or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; $500 for attendance at a committee meeting by telephone; and $500 additional compensation for attendance at a committee meeting by the committee chairman. In addition, in October 2001, the Board appointed an Independent Committee to review and make recommendations concerning the actions taken by Aquila in its attempt to purchase sufficient shares of our common stock to allow Aquila to achieve financial consolidation with us. For their services on the Independent Committee, Messrs. Langdon and Golm were each paid an aggregate of $25,000 and Mr. Ball was paid an aggregate of $32,500. In December 2001, the Board appointed a Special Committee composed of all directors not affiliated with Aquila. Each non-employee director who serves on the Special Committee receives a fee for attendance at each meeting of the Committee of $3,000. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Each non-employee director also receives an option to purchase 15,000 shares of Common Stock upon such director’s initial election to the Board of Directors and an annual grant of an option to purchase 7,500 shares of Common Stock at each subsequent annual meeting of stockholders at which such director is re-elected or remains a director. There are currently six non-employee directors standing for re-election and one non-employee director standing for initial election at this meeting. In addition, for services rendered to Quanta during the fiscal year 2001, the Compensation Committee granted Mr. Foster options to purchase 50,000 shares of Common Stock.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta
John R. Colson	54	Chief Executive Officer, Director
James H. Haddox	53	Chief Financial Officer
Peter T. Dameris	42	Chief Operating Officer and Executive Vice President
John R. Wilson	52	Senior Vice President, President of PAR Electrical Contractors, Inc., Director
Gary A. Tucci	45	Regional Vice President, President of Potelco, Inc., Director
Luke T. Spalj	37	Senior Vice President, Chief Operating Officer of Spalj Construction Company
Frederick M. Haag	49	Senior Vice President, President of IRBY Construction Company
Gary W. Smith	44	Senior Vice President, President of Manuel Brothers, Inc.
Elliott C. Robbins	55	Senior Vice President—Operations
James F. O’Neil III	43	Vice President—Operations Integration
Derrick A. Jensen	31	Vice President, Controller and Chief Accounting Officer
Nicholas M. Grindstaff	39	Treasurer
Dana A. Gordon	34	Vice President, General Counsel and Secretary

For a description of the business background of Messrs. Colson, Wilson and Tucci, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997 and served as Secretary from December 1997 until March 1999. From March 1996 until joining Quanta, Mr. Haddox served as Senior Vice President of Finance for Corporate Express Delivery Systems, Inc., a national provider of same day delivery services. Mr. Haddox is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the State of Louisiana Certified Public Accountants Society.

Peter T. Dameris has served as our Executive Vice President and Chief Operating Officer since February 2001. Mr. Dameris served as Chairman of the Board, Chief Executive Officer and President of Metamor Worldwide, Inc., an international IT consulting company, from October 1999 to June 2000, when Metamor’s merger with PSINet, Inc. was completed. From 1995 to October 1999, he served in various management positions at Metamor. Mr. Dameris holds a J.D. degree.

Luke T. Spalj has served as a Senior Vice President of Quanta since May 2000. Mr. Spalj joined Spalj Construction Company, now a subsidiary of Quanta, in 1990 and has served as its Chief Operating Officer since 1992. He serves as a director of 1st National Bank of Deerwood (Minnesota) and the Power and Communication Contractors Association. Mr. Spalj is a Registered Professional Engineer.

Frederick M. Haag has served as a Senior Vice President of Quanta since June 2001, and as President of IRBY Construction Company, now a subsidiary of Quanta, since July 1999. From January 1997 to July 1999 he served as Executive Vice President and General Manager of IRBY. He is currently a member of numerous construction and industry groups and has served as Director and President of various industry councils and boards.

Gary W. Smith has served as a Senior Vice President of Quanta since June 2001 and as President of Manuel Brothers, Inc., now a subsidiary of Quanta, since 1998. Mr. Smith joined Manuel Brothers in 1982 and served as Vice President from 1996 to 1998.

Elliott C. Robbins has served as our Senior Vice President of Operations since October 1999 and Chief Executive Officer of Intermountain Electric, Inc., now a subsidiary of Quanta, from 1998 until September 1999. Mr. Robbins held various positions with the MYR Group, Inc. from 1984 until 1998, most recently as a member of the Executive Management Committee and Senior Vice President, Treasurer and Chief Financial Officer. Mr. Robbins is a Certified Public Accountant and a member of the National Electrical Contractors Association, the America Institute of Certified Public Accountants, the Illinois CPA Society and the Union League Club.

James F. O’Neil III has served as our Vice President of Operations Integration since August 1999. From 1980 until 1999, Mr. O’Neil held various positions with Halliburton Company, most recently as Director, Global Deepwater Development.

Derrick A. Jensen has served as our Vice President and Controller since December 1997 and as our Chief Accounting Officer since March 1999. Prior to joining Quanta, Mr. Jensen was employed by Arthur Andersen, serving most recently as audit manager focusing on clients in consolidating industries. Mr. Jensen is a Certified Public Accountant.

Nicholas M. Grindstaff has served as our Treasurer since October 1999 and from March 1999 until September 1999 as our Assistant Treasurer. From December 1996 to February 1999, he served as Assistant Treasurer for American Residential Services, a consolidator of the HVAC, plumbing and electrical services industries. Mr. Grindstaff holds a Masters of Science in Accounting degree.

Dana A. Gordon has served as our Vice President, General Counsel and Secretary since January 1, 2001 and served as Associate General Counsel from August 1999 until December 2000. From 1996 until joining Quanta, Ms. Gordon was an associate in the corporate department of the law firm of Weil, Gotshal & Manges LLP. Ms. Gordon holds a J.D. degree.

EXECUTIVE COMPENSATION AND OTHER MATTERS

S ummary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in each of the last three fiscal years to our Chief Executive Officer and the four other highest-paid executive officers in 2001 (the “Named Executive Officers”):

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Award(s) ($)		Securities Underlying Options/ SARs (#)	All Other Compensation ($)(1)
John R. Colson	2001	306,250	0			100,000	7,650
Chief Executive Officer	2000	231,250	250,000			181,503	7,650
	1999	168,750	175,000			150,000	7,200

James Haddox	2001	241,875	100,000			50,000	6,563
Chief Financial Officer	2000	210,000	225,000			75,000	7,650
	1999	161,250	165,000			75,000	7,200

Peter T. Dameris Chief Operating Officer	2001	272,885	200,000	2,591,790	(2)	175,000

John R. Wilson	2001	198,374	150,560			20,000	7,650
Senior Vice President	2000	154,250	156,000			33,250	2,925
	1999	150,000	92,800			82,650	—

Elliott C. Robbins	2001	187,500	50,000			10,000	7,650
Senior Vice President—Operations	2000	150,000	150,000			—	7,650
	1999	150,000	10,000			135,000	—

(1)	Represents Quanta’s contribution to the individual’s 401(k) Plan.
(2)
On May 23, 2001, Mr. Dameris received a grant of 72,701 shares of restricted Common Stock. The value of the restricted stock award is based on a per share value of $35.65, the closing price on May 23, 2001. The restricted stock vests over a six-year period at a rate of 12.5% on the first, second, fifth and sixth anniversary and 25% on the third and fourth anniversary of the grant date. Dividends, if any are declared, will be paid on the restricted stock.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options to purchase Common Stock granted by Quanta during the fiscal year ended December 31, 2001 to each of the Named Executive Officers:

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted in Fiscal 2001 (%)(2)	Exercise Price ($/Sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
Name					5%	10%
John R. Colson	100,000	4.99%	27.51	02/19/11	1,730,089.12	4,384,385.51
James H. Haddox	50,000	2.50%	27.51	02/19/11	865,044.56	2,196,192.75
Peter T. Dameris	175,000	8.74%	27.51	02/19/11	3,027,655.96	7,672,674.64
John R. Wilson	17,500	0.87%	27.51	02/19/11	302,765.60	767,267.46
	2,500	0.12%	23.70	06/17/11	37,262.01	94,429.24
Elliott C. Robbins	10,000	0.50%	27.51	02/19/11	173,008.91	438,438.55

(1)
The options become exercisable at a rate of 25% on the first anniversary of the grant date and 25% annually thereafter and expire ten years from the grant date, or earlier upon termination of employment.

(2)	Based on an aggregate of 2,003,379 shares subject to options granted to our employees in the fiscal year ended December 31, 2001, including the Named Executive Officers.
(3)	Options were granted at an exercise price equal to the fair market value per share of our Common Stock on the date of grant.
(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The potential realizable value is calculated using the fair market value per share at the time of the grant appreciating at the indicated rate for the entire term of the option and assuming that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. The potential realizable value computation is net of the applicable exercise price, but does not take into account applicable federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock.

2001 Stock Option Exercises and Year-End Option Values

The following table sets forth for each of the Named Executive Officers information concerning the exercise of options during fiscal year 2001 and the number and value of securities underlying unexercised options held by the Named Executive Officer at December 31, 2001:

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John R. Colson	0	—	144,003	287,500	—	—
James H. Haddox	0	—	103,125	190,625	442,031	442,031
Peter T. Dameris	0	—	0	175,000	—	—
John R. Wilson	0	—	53,012	82,888	—	—
Elliott C. Robbins	0	—	67,500	77,500	—	—

(1)
The values of unexercised in-the-money options are based on a value of $15.43 per share, the closing price on December 31, 2001, minus the per share exercise price, multiplied by the number of shares underlying the option.

Employment Agreements

We have entered into employment agreements with each of Messrs. Colson, Haddox and Dameris and certain other key employees that prohibit each such individual from disclosing our confidential information and trade secrets and generally restrict these individuals from competing with us for a period of one year after the termination of the individual’s employment agreement. Each of these agreements has an initial term of two to three years, provides for an automatic annual extension at the end of its initial term and is terminable by us for “good cause” upon 10 days’ written notice and without “good cause” by either party upon 30 days’ written notice. Generally, the employment agreements provide that if the officer’s employment is terminated by us without “good cause,” such officer will be entitled to receive a lump-sum severance payment at the effective time of termination equal to the officer’s base salary at the rate then in effect for the greater of (i) the time period remaining under the initial term of the agreement or (ii) one year or, in the case of Mr. Dameris, an amount equal to two times his base salary at the rate then in effect. In addition, these employment agreements generally provide that in the event of termination without “good cause,” the non-competition provision will not apply for any time period in which the employee is not receiving or has not received severance compensation.

On March 13, 2002, we entered into new agreements with Messrs. Colson, Haddox, Dameris, Wilson and Robbins and certain other key corporate and operating unit employees, a number of whom had pre-existing employment contracts. The new employment agreements will become effective upon a change in control (as defined below) of Quanta, and until such event each executive’s prior employment arrangements will remain in effect. The new employment agreements provide that, following a change of control, if Quanta terminates the executive’s employment other than for “cause”, the executive terminates employment for “good reason”, or the executive’s employment terminates due to death or disability, Quanta will pay certain amounts to the executive, which vary with the level of the executive’s responsibility and the terms of the executive’s prior employment arrangements.

For purposes of the new employment agreements, a change of control means:

•
a person or entity, other than Quanta and its affiliates or an employee benefit plan of Quanta or its affiliates, acquires beneficial ownership of 50% or more of Quanta’s total outstanding voting power;

•
individuals on the Board of Directors as of the date of the employment agreements, and any new individual who became a director with the approval of a majority of directors then in office who were directors as of the date of the employment agreements or whose election or nomination for election was previously so approved, cease to constitute a majority of the Board of Directors;

•
Quanta’s stockholders approve, or Quanta consummates, a merger, consolidation, recapitalization, reorganization, or reverse stock split, other than a transaction in which at least 50% of the total voting power of the surviving entity immediately thereafter is beneficially owned by at least 50% of the holders of Quanta securities immediately prior to the transaction without substantially altering their voting power; or

•	Quanta’s stockholders approve a complete liquidation or an agreement for the sale of 50% or more of Quanta’s assets.

The new employment agreements provide for payment of an amount equal to all salary, bonus and other compensation due the executive at termination, plus, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three times the sum of the executive’s base salary and highest annual bonus (as defined in the new employment agreements). Additionally, all stock options, restricted stock or other awards made under Quanta’s stock incentive plans will become fully vested, and the executive’s outstanding stock options will remain exercisable as if the executive remained employed by Quanta for, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years following such employee’s termination. The new employment agreements also provide that Quanta will continue the executive’s health and welfare benefits for, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years after such employee’s termination. The executive also will be considered to have remained employed, for purposes of determining eligibility for retiree medical benefits, until the expiration of, in the case of Mr. Robbins and certain other employees, two or, in the case of Messrs. Colson, Haddox, Dameris and Wilson and certain other employees, three years following his termination. Quanta will also provide the executive with outplacement services as selected by the executive.

The new employment agreements also provide that Quanta will make a gross up payment to the executive if payments under the new employment agreement (or otherwise) would be deemed “excess parachute payments” under Internal Revenue Code Section 280G, subject to the excise tax imposed by Internal Revenue Code Section 4999, so that the executive retains an amount of the gross-up payment equal to the excise tax imposed upon the payments.

The new employment agreements with Messrs. Colson, Haddox, Dameris and Wilson provide that Quanta will make the payments described above if the executive terminates his employment for any reason at all during a 30-day period beginning six months after the date of the change of control. In addition, in order to conform the new employment agreements with Messrs. Haddox and Dameris to their existing employment arrangements, their new employment agreements also provide that Quanta will make these payments if the executive terminates his employment for any reason during the five-day period immediately before the date of the change of control.

All of the new employment agreements provide that Quanta will make the payments described above if, within three years following a change in control, the executive terminates his employment for good reason, the executive is terminated without cause or the executive’s employment terminates due to death or disability.

In order to preserve for Quanta the benefit of non-competition agreements and other restrictive covenants of Messrs. Colson and Wilson and certain other employees that were entered into in connection with the acquisition of those executives’ businesses, their new employment agreements provide that such covenants will not cease upon the voluntary termination of the executive during the 30-day period described above. In the case of Messrs. Haddox, Dameris and Robbins and certain other employees, the new employment agreements provide that the covenant of non-competition, and any other restrictive covenants applicable to the executive under any employment or other agreement between Quanta and the executive, will cease to apply effective as of the executive’s termination.

2001 Stock Incentive Plan

In December 1997, the Board of Directors adopted, and our stockholders approved, the 1997 Stock Option Plan. In May 2000, the Plan was amended to expand the definition of “Stock” to include Quanta’s Series A Convertible Preferred Stock, Common Stock and Limited Vote Common Stock. In May 2001, the Plan was amended and renamed the 2001 Stock Incentive Plan. In November 2001, the Plan was amended to allow certain employees to participate. The purpose of the Plan is to provide directors, key employees, officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. The aggregate amount of Common Stock of Quanta with respect to which options may be granted may not exceed the greater of 3,571,275 shares or 15% of the outstanding shares of Stock (8,944,222 shares as of December 31, 2001). On February 27, 1998, Quanta filed a Registration Statement on Form S-8 with respect to 3,571,275 shares of Common Stock issuable in connection with the Plan.

The Plan, as amended, provides for the grant of incentive stock options (“ISOs”), nonqualified stock options and restricted stock (collectively, the “Awards”). The amount of ISOs that may be granted under the Plan is limited to 3,571,275 shares. The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan; provided, however, that Quanta’s Chief Executive Officer has the authority to grant nonqualified stock options to individuals who are not officers provided that such grants do not exceed in any calendar quarter options to purchase 100,000 shares to all optionees and 20,000 to any individual.

All of our employees, non-employee directors, officers and certain consultants and advisors are eligible to receive Awards under the Plan, but only employees are eligible to receive ISOs. Options will be exercisable during the period specified in each option agreement and will generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee. Unless specifically provided otherwise in the option agreement, options become immediately vested and exercisable in the event of a “change in control” (as defined in the Plan) of Quanta. No option will remain exercisable later than ten years after the date of grant (or five years in the case of ISOs granted to employees owning more than 10% of the voting capital stock of Quanta).

The Plan also provides for automatic option grants to directors who are not otherwise employed by Quanta or its subsidiaries. Upon commencement of service, a non-employee director will receive a non-qualified option to purchase 15,000 shares of Common Stock, and each continuing or re-elected non-employee director annually will receive an option to purchase 7,500 shares of Common Stock. Options granted to non-employee directors are fully exercisable following the expiration of six months from the date of grant.

The exercise price for ISOs granted under the Plan may be no less than the fair market value of a share of the Common Stock on the date of grant (or 110% in the case of ISOs granted to employees owning more than 10% of the voting capital stock of Quanta).

Options to purchase 9,829,168 shares of Common Stock issued pursuant to the Plan were outstanding at March 20, 2002. All of these options are non-qualified options.

Compensation Committee Interlocks and Insider Participation

In 2001, James R. Ball, Michael T. Willis (until May 24, 2001), Louis C. Golm, Jerry J. Langdon and Vincent D. Foster served as members of the Compensation Committee. None of such persons served as an employee or officer of Quanta or any of our subsidiaries during 2001 or was formerly an officer of Quanta or any of our subsidiaries.

At various times in 2001, employees of Main Street Equity Ventures (“Main Street”), a venture capital firm in which Mr. Foster serves as Senior Managing Director, have served on our corporate development staff on a contract basis. We reimbursed Main Street $1,501,115 in 2001 for the salaries and expenses of these employees. We believe that the amount we paid to Main Street for salaries and expenses was reasonable under the circumstances.

CERTAIN TRANSACTIONS

Transactions Involving Certain Officers, Directors and Stockholders

Potelco leases its main office from the father of Gary A. Tucci and leases another office in Washington from Gary A. Tucci, who is President of Potelco, a Regional Vice President and director of Quanta. Currently, both leases are oral and on a month to month basis. The main office lease is for a 15,000 square foot building on five acres, at a rental rate of $2,500 per month. The other lease is for a 2,200 square foot office with a 6,000 square foot maintenance facility on 1.5 acres, at a rental rate of $2,800 per month. We believe that the economic terms of these leases do not exceed fair market value.

Concurrently with the investment by Aquila in September 1999, we agreed that Aquila would use Quanta as a preferred provider of outsourced transmission and distribution infrastructure construction and maintenance as well as natural gas distribution construction and maintenance in all areas serviced by Aquila, provided that we provide such services at a competitive cost. This strategic alliance agreement has a term of six years. In 2001, we performed approximately $17.2 million of projects for Aquila and approximately $19.3 million of projects for one of its affiliates.

As the sole holder of Series A Convertible Preferred Stock, Aquila is currently entitled to elect three directors to our Board of Directors. These director nominees are proposed by Aquila but must be approved by our Nominating Committee and full Board of Directors.

In February 2000, we submitted a written notice to Gary A. Tucci seeking indemnification from him for certain accounts receivable losses sustained by us in connection with our acquisition of Potelco. The total amount outstanding as a result of this indemnification claim is $144,104. We currently are negotiating the settlement of this claim with Mr. Tucci.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of Quanta’s equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us.

Based only on our review of the copies of such forms furnished to us and other information, we believe that, during 2001, all of our directors and executive officers were in compliance with the applicable filing requirements, except that Mr. Foster inadvertently omitted certain information regarding one transaction required to be reported on a Form 5, Annual Statement of Changes in Beneficial Ownership, and filed such information late and Mr. Dunn inadvertently omitted certain information regarding one transaction required to be reported on a Form 4, Statement of Changes in Beneficial Ownership, and filed such information late.

REPORT FROM THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

As members of the Compensation Committee, we administer Quanta’s executive compensation program. We are responsible for establishing appropriate compensation goals for Quanta’s executive officers and evaluating the performance of the executive officers in meeting such goals. None of the members of the Compensation Committee is a current or former employee or officer of Quanta.

The Compensation Committee seeks to reward Quanta’s senior management for building long-term stockholder value. In addition, we design executive compensation programs to allow Quanta to attract, motivate and retain the management personnel necessary for Quanta’s success by providing an executive compensation program comparable to that offered by companies with which Quanta competes for such management personnel. Finally, the Compensation Committee believes it must fairly compensate the executive officers of Quanta for their contributions to Quanta’s short-term and long-term performance. The Compensation Committee uses annual base salaries, annual bonuses and equity incentives to achieve its goals.

Base Salary

The base salary for Mr. Colson and other key executive officers is fixed in their employment agreements with Quanta, or in the absence of an employment agreement, by the Compensation Committee upon the recommendation of our Chief Executive Officer. The Compensation Committee approves each agreement and base salary, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. The Compensation Committee may periodically reevaluate the base salaries of our executive officers to maintain competitive salary levels.

Annual Bonus Plan

In February 2001, we adopted an annual bonus plan for the fiscal year 2001 to provide Quanta’s senior management, as well as other key employees, with additional performance incentives in the form of an annual cash bonus to be paid in recognition of meeting certain financial or operational goals. Pursuant to the annual bonus plan, a portion of each key employee’s annual bonus is determined using a formula based on earnings per share, operating income, internal revenue growth and operating margin. The remainder of each key employee’s bonus is discretionary based on individual performance and contribution to the Quanta’s goals. Bonus levels vary in accordance with levels of responsibility within Quanta, with senior executives eligible to receive bonuses of up to 100% of annual salary and key employees eligible to receive bonuses ranging from up to 50% of annual salary to up to 100% of annual salary.

Incentive Compensation

Quanta also provides stock option awards as additional compensation to its key executives. The guidelines used by the Compensation Committee to establish the size of a stock option award include an executive’s level of responsibility and performance, the size of prior grants and comparative award information. Most of the options granted to Quanta’s executive officers vest at the rate of 25% per year commencing on the date of grant, and expire 10 years from the date of grant or three months following termination of employment without “good cause” as defined in the 2001 Stock Incentive Plan. The exercise price per share is set at the fair market value per share on the date of grant.

This report is furnished by the Compensation Committee of the Board of Directors.

Jam	es R. Ball, Chairman
Lo	uis C. Golm
Jer	ry J. Langdon
Vin	cent D. Foster

REPORT FROM THE AUDIT COMMITTEE

As members of the Audit Committee, we oversee Quanta’s financial statements. In carrying out our role, we rely on Quanta’s management and independent auditors. Management is responsible for Quanta’s financial reporting processes including its system of internal control, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent auditors are responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Arthur Andersen LLP, Quanta’s independent auditors, the matters required to be discussed by SAS No. 61 (Codification of Statements on Accounting Standards) including the quality of the financial statements and the clarity of disclosures.

We have also received written disclosures and the letter from Arthur Andersen LLP as required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from Quanta and its related entities) and have discussed with Arthur Andersen LLP their independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K as of and for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Te	rrence P. Dunn, Chairman
Jam	es R. Ball
Jer	ry J. Langdon

Arthur Andersen LLP Fees

In addition to performing the audit of our consolidated financial statements, Arthur Andersen LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

Audit Fees(1)	$557,500
Financial Information Systems Design and Implementation Fees	$—
All Other Fees(2)	$1,075,879

(1)	Represents fees for the fiscal 2001 audit of Quanta’s consolidated financial statements and review of Form 10-Qs for the fiscal 2001 period.
(2)
Composed of (i) $957,867 for tax planning and the preparation of our tax returns, (ii) $50,000 for acquisition due diligence reviews performed in 2000, and (iii) $68,012 for evaluating the effects of various accounting issues and changes in professional standards.

The Audit Committee reviews summaries of the services provided by Arthur Andersen LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

APPOINTMENT OF INDEPENDENT AUDITORS FOR 2002

In past years, the Audit Committee has recommended the appointment of independent auditors for the current year to the board of directors, which in turn has recommended ratification of such appointment by our stockholders. Arthur Andersen LLP has served as our independent auditor since 1997 and is familiar with Quanta’s business affairs, financial controls and accounting procedures. This year, in light of the events surrounding Arthur Andersen, the Audit Committee and management are performing additional due diligence. Accordingly, the stockholders are not being asked to ratify the appointment of independent auditors to audit the Company’s financial statements for the year ending December 31, 2002. While we are continuing to work with Arthur Andersen as our independent auditor for the financial statement review for the first quarter of 2002, the Audit Committee will continue to monitor the situation carefully, evaluate any further developments and to gather additional information. The Audit Committee intends to make a decision with respect to the appointment of our independent auditors for the year ending December 31, 2002, that we believe will be in the best interests of Quanta and its stockholders.

Representatives from Arthur Andersen will be at the annual meeting to make a statement, if they choose, and to answer any appropriate questions you may have.

PERFORMANCE GRAPH

The following graph compares, for the period from February 12, 1998, the date of our initial public offering of Common Stock, to December 31, 2001, the cumulative stockholder return on our Common Stock with the cumulative total return on the Standard & Poor’s 500 Index (the “S&P 500 Index”), the Russell 2000 Index, a peer group index previously selected by our management, which includes three public companies within our industry (the “Previous Peer Group”) and a new peer group selected by our management, which includes five public companies within our industry (the “New Peer Group”). The comparison assumes that $100 was invested on February 12, 1998 in our Common Stock, the S&P 500 Index, the Russell 2000 Index, the Previous Peer Group and the New Peer Group, and further assumes all dividends were reinvested. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

Due to our shift of focus more heavily into the electrical utilities services industry, we added two companies to our peer group. The Previous Peer Group was composed of Arguss Communications, Inc., Dycom Industries, Inc., and MasTec, Inc., each of which performs services predominantly in the telecommunications industry. The New Peer Group is composed of Arguss Communications, Inc., Dycom Industries, Inc., MasTec, Inc., Chicago Bridge & Iron Company N.V. and Shaw Group, Inc. The companies in the New Peer Group were selected because they comprise a broad group of publicly held corporations, each of which has some operations similar to ours. When taken as a whole, the New Peer Group more closely resembles our total business than any individual company in the group or than the Previous Peer Group.

COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN
AMONG QUANTA SERVICES, INC., THE S & P 500 INDEX,
THE RUSSELL 2000 INDEX,
THE PREVIOUS PEER GROUP AND A NEW PEER GROUP

Measurement Period	Quanta Services, Inc.	S&P 500 Index	Russell 2000 Index	Previous Peer Group	New Peer Group
February 12, 1998	$100.00	$100.00	$100.00	$100.00	$100.00
December 31, 1998	$196.11	$127.17	$99.02	$109.84	$95.86
December 31, 1999	$251.11	$153.93	$120.06	$155.12	$141.60
December 31, 2000	$429.15	$139.92	$116.44	$141.45	$186.90
December 31, 2001	$205.72	$123.29	$119.33	$59.68	$88.48

ADDITIONAL INFORMATION

Stockholder Proposals for the 2003 Annual Meeting.    Stockholders who desire to submit a proposal for inclusion in the proxy materials for our 2003 annual meeting of stockholders may do so by complying with the procedures described in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by Quanta’s Corporate Secretary no later than December 16, 2002.

Stockholder proposals submitted outside of the Securities and Exchange Commission’s procedures for including such proposals in our proxy statement must be received by our Corporate Secretary no later than February 22, 2003 (unless the 2003 annual meeting date is before April 23 or after August 1, in which case we must receive such proposal by the later of 90 days before such annual meeting date and ten days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2003 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 12, 2003, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary no later than ten days after we first publicly announce the increase in the number of directors. Any such proposal or notice must comply in all respects with the specific requirements included in our bylaws. If a proposal or notice is received after such deadline, as applicable, our proxy materials for the 2003 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for our 2003 annual meeting of stockholders.

Proxy Solicitation Costs.    The proxies being solicited hereby are being solicited by Quanta. The cost of soliciting proxies in the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. As set forth on Exhibit A, certain of our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, advertisements in periodicals, postings on our website or other electronic means. Quanta will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and Limited Vote Common Stock and obtain their voting instructions. Quanta will reimburse those firms for their expenses in accordance with the rules of the SEC and the New York Stock Exchange. In addition, Quanta has retained MacKenzie Partners, Inc. to assist in soliciting proxies, for which services Quanta will pay a fee expected not to exceed $100,000 plus out-of-pocket expenses, of which approximately $20,000 in the aggregate have been incurred. MacKenzie Partners, Inc. will employ approximately 40 persons in connection with their respective solicitation of proxies. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

Expenses related to the solicitation of stockholders in excess of those normally spent for an annual meeting and excluding the costs of litigation are expected to total approximately $2,350,000, of which approximately $450,000 has been spent to date. Exhibit A sets forth certain information relating to Quanta’s directors, officers and other employees who may be soliciting proxies on Quanta’s behalf.

Other Matters.    As of the date of this Proxy Statement, the Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

The prompt return of your enclosed white proxies will be appreciated. Therefore, whether or not you expect to attend the meeting, please sign and date the enclosed white proxy and return it in the enclosed postpaid envelope.

By	Order of the Board of Directors

Da	na A. Gordon
Co	rporate Secretary

Houston, Texas
April 15, 2002

Pursuant to Rule 14a-3(b)(13) under the Securities Exchange Act of 1934, Quanta undertakes to furnish a copy of its annual report containing audited financial statements for the year ended December 31, 2001, prepared in conformity with generally accepted accounting principles, to Quanta stockholders not later than May 3, 2002, a date 20 calendar days before the date of the 2002 annual meeting.

A copy of Quanta’s Annual Report on Form 10-K will be sent without charge to any stockholder requesting it in writing. Such requests should be addressed to:

Quanta Services, Inc.
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056-3023

EXHIBIT A

Information Concerning Participants in the Solicitation

Under applicable SEC regulations, the members of our Board of Directors other than the directors designated by Aquila, Inc. and certain of our officers and employees may be deemed to be “participants” in our solicitation of proxies from our stockholders to vote in favor of the election of the directors nominated by the Board. Set forth below with respect to each person who may be deemed to be a participant (referred to as “potential participants” herein) are his or her name, principal occupation or employment, business address, the number of shares of Common Stock and Limited Vote Common Stock of Quanta beneficially owned and additional information concerning transactions in shares of Common Stock and Limited Vote Common Stock of Quanta during the past two years and certain other information. Unless otherwise indicated, the business address of each potential participant is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

Directors

The principal occupation of our directors who may be deemed participants in the solicitation are set forth under “PROPOSAL: ELECTION OF DIRECTORS” in this proxy statement. The name and business address of the directors are as follows:

Name	Address
James R. Ball	*

John R. Colson	*

Louis C. Golm	*

Jerry J. Langdon	El Paso Gas Texas Pipeline L.P. 4 Greenway Plaza, Suite 684 Houston, Texas 77046

Gary A. Tucci	Potelco, Inc. 14103 Eighth Street East Sumner, Washington 98390

John R. Wilson	PAR Electrical Contractors, Inc. 4770 N. Belleview Avenue, Suite 300 Kansas City, Missouri 64116-2188

Vincent D. Foster	Main Street Equity Ventures 1300 Post Oak Boulevard, Suite 800 Houston, Texas 77056

*	Unless otherwise indicated, the business address of each potential participant is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

Certain Officers and Employees

The name and principal occupation of our officers who are not directors and other employees of Quanta who may be deemed potential participants in the solicitation are as set forth below. The business address of each such officer and other employee is 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056.

Name	Principal Occupation
James H. Haddox	Chief Financial Officer

Peter T. Dameris	Executive Vice President and Chief Operating Officer

Luke T. Spalj	Senior Vice President, Chief Operating Officer of Spalj Construction Company

Frederick M. Haag	Senior Vice President, President of IRBY Construction Company

Gary W. Smith	Senior Vice President, President of Manuel Brothers, Inc.

Elliott C. Robbins	Senior Vice President—Operations

James F. O’Neil III	Vice President—Operations Integration

Derrick A. Jensen	Vice President, Controller and Chief Accounting Officer

Nicholas M. Grindstaff	Treasurer

Dana A. Gordon	Vice President, General Counsel and Secretary

Information Regarding Ownership of Quanta’s Securities by Participants

None of the potential participants owns any Common Stock or Limited Vote Common Stock of record but not beneficially. The number of shares of Common Stock and Limited Vote Common Stock held by directors and the named executive officers is set forth under the Security Ownership of Management section of this proxy statement. The number of shares of Common Stock and Limited Vote Common Stock beneficially owned, directly or indirectly, by the other potential participants as of April 10, 2002 is set forth below. The information includes shares of Common Stock that may be acquired within 60 days after April 10, 2002 through the exercise of stock options. None of the potential participants listed below own more than 1% of the outstanding Common Stock as of April 10, 2002. As of April 10, 2002, Mr. Jensen owned 3.37% of the outstanding Limited Vote Common Stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)
Luke T. Spalj	343,005
Frederick M. Haag	10,035
Gary W. Smith	31,543
James F. O’Neil III	29,151
Derrick A. Jensen	91,875 37,500	(2)
Nicholas M. Grindstaff	22,105
Dana A. Gordon	36,889

(1)	Unless otherwise indicated, the ownership denotes Common Stock
(2)	Limited Vote Common Stock

Information Regarding Transactions in Quanta Securities by Participants

The following table sets forth purchases and sales of Quanta’s securities by the potential participants listed below during the two years prior to April 10, 2002, including the grant or exercise of stock options. Unless otherwise indicated, each transaction represents Common Stock.

Name	Date	Number of Shares of Stock Acquired or (Sold)
DIRECTORS:
James R. Ball	05/24/00	7,500	(1)
	05/25/01	7,500	(1)

John R. Colson	04/21/00	(1,050,000	)(2)
	07/18/00	1,331	(3)
	09/05/00	(6,000	)(4)
	02/20/01	100,000	(1)
	07/13/01	1,135	(3)
	03/12/02	75,000	(1)

Louis C. Golm	05/24/01	15,000	(1)

Jerry J. Langdon	05/24/01	15,000	(1)

Gary A. Tucci	04/28/00	(300,000	)(2)
	07/18/00	925	(3)
	07/14/00	(27,000	)(2)
	01/12/01	237	(3)
	02/20/01	12,500	(1)
	07/13/01	474	(3)
	01/22/02	676	(3)
	03/12/02	10,000	(1)

John R. Wilson	04/28/00	(345,000	)(2)
	02/20/01	17,500	(1)
	06/18/01	2,500	(1)
	03/12/02	15,000	(1)

Vincent D. Foster	04/28/00	(200,000	)(2)*
	05/24/00	7,500	(1)
	11/01/00	(400	)(4)
	11/14/00	5,000	(5)
	11/14/00	(5,000	)(2)
	11/14/00	8,500	(5)
	11/14/00	(8,500	)(2)
	11/15/00	13,500	(5)
	11/15/00	(13,500	)(4)
	01/04/01	15,564	(6)*
	02/20/01	50,000	(1)
	05/25/01	7,500	(1)
	12/12/01	(15,564	)(6)*
	03/12/02	40,000	(1)

Name	Date	Number of Shares of Stock Acquired or (Sold)
EXECUTIVE OFFICERS AND OTHER EMPLOYEES:
James H. Haddox	04/21/00	(35,000	)(2)*
	05/12/00	26,900	(5)
	05/12/00	(26,900	)(2)
	05/15/00	10,000	(5)
	05/15/00	(10,000	)(2)
	05/16/00	9,975	(5)
	05/16/00	(9,975	)(2)
	07/18/00	998	(3)
	01/12/01	194	(3)
	02/20/01	50,000	(1)
	07/13/01	550	(3)
	01/22/02	283	(3)
	03/12/02	50,000	(1)

Peter T. Dameris	02/08/01	175,000	(1)
	05/23/01	72,701	(7)
	02/05/02	50,000	(1)
	02/28/02	(700	)(4)
	03/01/02	(2,642	)(4)
	03/18/02	(2,500	)(4)
	03/21/02	(1,176	)(4)

Luke T. Spalj	05/24/00	50,000	(1)
	02/20/01	12,500	(1)
	06/18/01	2,500	(1)
	03/12/02	15,000	(1)

Frederick M. Haag	05/01/00	500	(2)
	07/17/00	20,000	(1)
	02/20/01	13,600	(1)
	06/18/01	15,000	(1)
	07/13/01	1,135	(3)
	02/08/02	8,100	(1)
	03/12/02	15,000	(1)

Gary W. Smith	05/09/00	(12,750	)(2)
	07/18/00	1,272	(3)
	01/12/01	32	(3)
	04/24/01	(10,500	)(2)
	05/08/01	(4,500	)(2)
	05/17/01	10,000	(5)
	05/17/01	(10,000	)(2)
	06/18/01	15,000	(1)
	07/13/01	110	(3)
	03/12/02	15,000	(1)
	03/26/02	15,000	(5)
	03/26/02	(15,000	)(2)

Elliott C. Robbins	07/18/00	532	(3)
	01/12/01	274	(3)
	02/20/01	10,000	(1)

Name	Date	Number of Shares of Stock Acquired or (Sold)
	07/13/01	1,135	(3)
	03/12/02	15,000	(1)

James F. O’Neil III	07/18/00	532	(3)
	09/27/00	1,000	(2)
	10/13/00	525	(2)
	01/12/01	247	(3)
	02/20/01	9,000	(1)
	07/13/01	1,099	(3)
	01/22/02	50	(3)
	03/12/02	7,000	(1)

Derrick A. Jensen	05/09/00	(18,750	)(2)*
	05/09/00	23,437	(5)
	05/09/00	(23,437	)(2)
	02/20/01	30,000	(1)
	03/12/02	30,000	(1)

Nicholas M. Grindstaff	07/18/00	541	(3)
	01/12/01	183	(3)
	02/20/01	5,000	(1)
	07/13/01	814	(3)
	01/22/02	419	(3)
	03/12/02	5,000	(1)

Dana A. Gordon	07/18/00	282	(3)
	12/18/00	25,000	(1)
	01/12/01	204	(3)
	02/20/01	10,000	(1)
	05/14/01	(160	)(2)
	05/16/01	(100	)(2)
	05/18/01	2,000	(5)
	05/18/01	(2,000	)(2)
	05/22/01	7,375	(5)
	05/22/01	(7,375	)(2)
	07/13/01	438	(3)
	09/21/01	9,000	(2)
	03/12/02	10,000	(1)

*	Limited Vote Common Stock
(1)	Grant of stock options
(2)	Purchase or (sale)
(3)	Purchase pursuant to Quanta’s Employee Stock Purchase Plan
(4)	Gift of shares
(5)	Exercise of stock options
(6)	Payment for (redemption of) limited partnership interests in Main Street Equity Ventures II, L.P.
(7)	Grant of restricted stock award

Additional Information

In connection with our entry into the new employment agreements with Messrs. Colson, Dameris, Haddox, Robbins and Wilson described in “Executive Compensation and Other Matters—Employment Agreements” in this proxy statement, we also entered into new agreements with other employees, including the following potential participants: Ms. Gordon and Messrs. Grindstaff, Haag, Jensen, Smith, Spalj and Tucci. The new employment agreements with these potential participants are substantially similar to the new employment agreements with Mr. Colson, except that, in the case of Ms. Gordon and Messrs. Grindstaff and Jensen, the covenant of non-competition, and any other restrictive covenants applicable to the employee under any employment or other agreement between us and the employee, will cease to apply effective as of the employee’s termination. These new employment agreements were filed as exhibits to our Current Report on Form 8-K dated March 21, 2002. In the event that Aquila’s nominees are elected as directors of the Board, these employment agreements will become effective as described in “Executive Compensation and Other Matters—Employment Agreements” in this proxy statement.

Miscellaneous Information Concerning Participants

Except as described in this Exhibit A or in the proxy statement, to the best knowledge of the Company, none of the potential participants nor any of their respective affiliates or associates (referred to in this Exhibit A as “participant affiliates”) (i) directly or indirectly beneficially owns any shares of Quanta’s Common Stock, Limited Vote Common Stock or Series A Convertible Preferred Stock or any securities of any subsidiary of Quanta or (ii) has had any relationship with Quanta in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Exhibit A or in this proxy statement, to the best knowledge of Quanta, no participant or participant affiliate is either a party to any transaction or series of transactions since the beginning of Quanta’s last fiscal year, or has knowledge of any currently proposed transaction or series of transactions, (i) in which Quanta or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or participant affiliate had or will have, a direct or indirect material interest.

Except as described in this Exhibit A or in the proxy statement, to the knowledge of the Company, no participant or participant affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2002 Annual Meeting of Stockholders.

To the knowledge of Quanta, except as described in this Exhibit A or in the proxy statement, no potential participant or participant affiliate has entered into any agreement or understanding with any person respecting any future employment by Quanta or its affiliates or any future transactions to which Quanta or any of its affiliates will or may be a party. Except as described in this Exhibit A or in this proxy statement, there are no contracts, arrangements or understandings by any potential participant or participant affiliate within the past year with any person with respect to Quanta’s securities, including, but not limited to, joint ventures, loans or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

IMPORTANT

Your vote is important. No matter how many shares of Quanta Common Stock you own, please give Quanta your proxy “FOR” the election of the Board’s nominees for director and “AGAINST” the Aquila slate by signing, dating and returning Quanta’s WHITE proxy card today in the postage prepaid envelope provided.

Your Board urges you NOT to return any proxy
cards you may receive from Aquila.

If you have already submitted a proxy to Aquila for the annual meeting, you may change your vote to a vote “FOR” the election of the Board’s nominees and “AGAINST” the Aquila slate by signing, dating and returning Quanta’s WHITE proxy card, which must be dated after any proxy you may have submitted to Aquila. Only your last dated proxy for the Annual Meeting will count at the meeting. If any of your shares of Quanta Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only they can vote the shares and only upon receipt of your specific instructions. Please sign, date and promptly mail the WHITE proxy card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

If you have any questions or require any additional information or assistance, please call our proxy solicitors, MacKenzie Partners, Inc., at either of the numbers set forth below.

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
 or
Call Toll Free (800) 322-2885

Email: proxy@mackenziepartners.com

QUANTA SERVICES, INC.
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2002 AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC.

By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted “FOR” the nominees listed in the Proposal, and according to the discretion of the proxy holders for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

(Continued and to be signed on reverse side)

é        FOLD AND DETACH HERE        é

COMMON STOCK

PROPOSAL:    ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote FOR the nominees listed below.

(01) James R. Ball, (02) John R. Colson, (03) Louis C. Golm, (04) Jerry J. Langdon, (05) Gary A. Tucci, (06) John R. Wilson

For All ☐	Withhold All ☐	For All Except: ☐
(Insert Name above)

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Date: 2002

Signature

Signature

Title

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

é    FOLD AND DETACH HERE    é

QUANTA SERVICES, INC.
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2002 AND
ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC.

By casting your voting instructions, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

(Continued and to be signed on reverse side)

é        FOLD AND DETACH HERE        é

SERIES A CONVERTIBLE PREFERRED STOCK

PROPOSAL:    ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote FOR the nominees.
Series A Convertible Preferred Stock Nominees:

(01) Robert K. Green, (2) Terrence P. Dunn, (03) Keith G. Stamm

For All	Withhold All	For All Except:
☐	☐	☐	(Insert name above)

Common Stock and Series A Convertible Preferred Stock Nominees:

(01) James R. Ball, (02) John R. Colson, (03) Louis C. Golm, (04) Jerry J. Langdon, (05) Gary A. Tucci, (06) John R. Wilson

For All	Withhold All	For All Except:
☐	☐	☐	(Insert name above)

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Da	te: 2002

Sig	nature

Sig	nature

Tit	le:

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

é    FOLD AND DETACH HERE    é

QUANTA SERVICES, INC.
PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2002 AND
ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF QUANTA SERVICES, INC.

By casting your voting instructions, you hereby (a) acknowledge receipt of the proxy statement related to the above-referenced meeting, (b) appoint James H. Haddox and Dana A. Gordon, and each of them, as proxies, with full power of substitution, to vote all shares of Quanta stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

(Continued and to be signed on reverse side)

é    FOLD AND DETACH HERE    é

LIMITED VOTE COMMON STOCK:

PROPOSAL:    ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote FOR the nominee.

Nominee: (01) Vincent D. Foster

FOR ALL ☐	WITHHOLD ALL ☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

Date: 2002

Signature

Signature

Title:

Each joint owner should sign. Signatures should correspond with the names printed on this Proxy. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a respective capacity should give full title.

é    FOLD AND DETACH HERE    é